STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is made and entered into this 19th day of August, 2011, by and between the David Nelson Cook Revocable Trust, A Missouri Revocable Living Trust, ("Trust Agreement"), David Nelson Cook, Trustee, (hereinafter referred to as "Seller") and Trinity Life Insurance Company ("Trinity"), an Oklahoma domestic stock life insurance company, (hereinafter referred to as "Purchaser").

WITNESSETH.

WHEREAS, the Seller is the record owner and holder of 62,141 issued and outstanding shares of the common voting capital stock ("Stock") of Family Benefit Life Insurance company, (hereinafter referred to as "Family Benefit" or the "Corporation");

WHEREAS, said 62,141 issued and outstanding shares of the common voting capital Stock of Family Benefit represents one hundred percent (100%) of the Stock of the Company owned by Seller;

WHEREAS, the Purchaser desires to purchase said Stock and the Seller desires to sell said Stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for the purchase price agreed upon as set out herein below, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

1. PURCHASE AND SALE.

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such Stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures medallion stamp guaranteed.

This purchase and sale, and Closing are subject to and conditioned upon the Purchaser obtaining all regulatory prior approvals for Purchaser to acquire the Seller's Stock, including any Oklahoma regulatory prior approvals and/or notices and a Missouri filed and approved Form A Acquisition to Acquire Control of Family Benefit with and approved by the Missouri Insurance Department, Financial Institutions and Professional Registration prior to the Closing on Seller's sale and Purchaser's purchase of said Stock. Purchaser shall make a good faith and diligent attempt to obtain said regulatory approvals.

The closing of the transaction ("Closing") contemplated by this Agreement, shall be held at such place, date and time as the parties hereto may agree, but not later than thirty (30) days following the issuance of all required regulatory filings and approvals by both parties to this agreement. Closing shall occur within six months from the execution of this agreement, unless an extension is agreed to in writing by both parties.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE.

(a) Amount.

As total consideration for the purchase and sale of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of Five hundred fifty-nine thousand two hundred sixty-nine and 00/100 Dollars ($559,269), for the purchase of one hundred percent (100%) of the total number of shares of Stock Seller owns of Family Benefit constituting 62,141 shares of the Corporation's issued and outstanding Stock, representing an agreed upon price of $9.00 per share, such total consideration to be referred to in this Agreement as the "Purchase Price". The number of shares to be sold and the purchase price per share will be adjusted up or down to reflect any increase or decrease in the number of shares owned by seller due to any stock split or stock dividend which occurs prior to the Closing. The Purchase price per share will be reduced by any cash dividend paid by Family Benefit to seller after the date of this agreement and prior to the closing.

(b) Payment.

The Purchase Price shall be paid in cash at closing by Purchaser to Seller following all regulatory approval.

3. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby warrants and represents:

(a)Seller is the lawful owner of the Stock, free and clear of all security interest, liens, encumbrances, claims and other limitations on the sale or transfer of said Stock.

(b) Seller has the full power under the Trust Agreement and is authorized under the Trust powers set out in the Trust Agreement with full power and authority to sell any and all interest owned by Seller in said Stock and further warrants and represents that Seller does not have any knowledge, information or belief that a third party is entitled to or has made a claim or is entitled to or has intervened with regard to Seller's sale of the corporation's Stock to the Purchaser.

(c)Seller has not encumbered said stock in any manner whatsoever.

(d)Seller has the unrestricted and the unlimited right; power and authority to sell, deliver and transfer said Stock.

(e)Said Stock has been fully paid for, duly issued and is owned by the Seller.

(f)Seller is not a party to any agreement, written or oral, actual or contingent, which creates rights or obligations with respect to the Corporation's Stock in, to or by any third person or entity relating to the voting rights of the Corporation's Stock.

(g)There are no existing warrants, calls, puts or options; agreements including stock purchase or redemption agreements; restrictions or obligations either actual or contingent; subscription limitations, offsets or obligations relating to said Stock, nor any securities convertible or transferable from or into said Stock.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby warrants and represents:

(a) Purchaser is duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

(b) Purchaser has the corporate power to enter into this Agreement subject to all regulatory approvals, including any Oklahoma regulatory notices and/or filings for prior approval, and the filing and following the hearing and subsequent approval of a Form A Statement to Acquire Control of Family Benefit before the a Missouri Department of Insurance, Financial Institutions and Professional Registration.

(c) The execution and delivery of this Agreement and the consummation of the transaction contemplated herein have been duly and validly authorized by all necessary corporate actions on behalf of the Purchaser.

(d) There is no litigation that will have a material adverse effect upon Purchaser's right to buy the Stock of the Corporation, nor is there any litigation or regulatory action upon or pending against the licenses and assets of the Purchaser.

5. GENERAL PROVISIONS

(a) Sections and Other Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(b) Litigation Costs. In the event either party shall institute suit against the other due to nonperformance, breach or default under this Agreement, the prevailing party's reasonable attorney's fees, court costs and expenses.

(c) Severability. If any provision of this instrument or any term, paragraph, sentence, clause, phrase appearing herein be judicially or administratively held invalid or unenforceable for any reason, such holding shall not be deemed to affect, alter, modify or impair in any manner any other provision, term, paragraph, sentence, clause, phrase or word appearing herein.

(d) Survival and Continuation of Representations and Warranties. The representations, warranties, covenants and agreements set forth herein shall survive the closing of this transaction and shall not end or be merged into the executed closing documents.

(e) Entire Agreement and Amendment. This Agreement and any documents or instruments referred to and delivered pursuant this Agreement constitute the entire agreement and understanding between the parties hereto and supersede any prior agreement and understanding relating to the subject matter of this Agreement and shall not be modified or amended except in writing signed by the duly authorized officers of Trustees of the parties hereto.

(f) Miscellaneous. This Agreement shall be binding upon the parties hereto and their successors and assigns; shall be governed by the laws of the state of Missouri; and may be executed in several counterparts, each of which shall be deemed to be an original hereof.

(g) Consultation with Attorney. The parties hereby acknowledge that they have a right to consult an attorney and that they have specifically consulted with their attorneys with respect to the terms and conditions of this Agreement or by signing this Agreement hereby waive their right to do so. The parties further acknowledge that they fully understand this Agreement and the effect of signing and executing the Agreement.

IN WITNESS WHEREOF, each of the individual parties hereto has signed the Agreement on the date first above written.

SELLER: David Nelson Cook, Tee

David Nelson Cook Revocable Trust, David Nelson Cook, Trustee

PURCHASER

Trinity Life Insurance Company, Gregg E. Zahn, President and Chief Executive Officer